UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2014

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of July 1, 2014, Aéropostale, Inc. (the “Company”) amended Article III, Section 2 of the Company’s By−laws (the “By-Law Amendment”) to adopt a majority voting standard for the election of directors in uncontested elections. The new majority voting standard provides that to be elected in an uncontested election, a director nominee must receive a majority of the votes cast in the election such that the number of shares properly cast “for” the nominee exceeds the number of votes properly cast “against” that nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the voting standard will continue to be a plurality of votes cast.

In connection with the By-Law Amendment, the Company also amended Section I(a) of its Corporate Governance Guidelines to require an incumbent director who fails to receive the required number of votes in an uncontested election to tender his or her resignation to the Board. The Corporate Governance Guidelines, as amended, provide that the Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Board”) will assess the appropriateness of such nominee continuing to serve as a director and will recommend to the Board the action to be taken with respect to such tendered resignation. The Corporate Governance Guidelines require that the Board publicly disclose its decision and rationale with respect to the tendered resignation within 90 days following certification of the stockholder vote.

The foregoing description of the amendments to the By−Laws and the Corporate Governance Guidelines does not purport to be complete and is qualified in its entirety by reference to the By−Laws, as amended, that are attached hereto as Exhibit 3.1 and incorporated by reference herein and to the Corporate Governance Guidelines, as amended, which are available on the Company’s website at http://www.aeropostale.com.

ITEM 5.07	Results of Operations and Financial Condition.

On June 30, 2014, the Company held its annual meeting of stockholders in Lyndhurst, New Jersey (the "Annual Meeting"). As of May 1, 2014, the Company's record date, there were a total of 78,638,666 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 66,759,937 or 84.89% of the shares of Common Stock entitled to vote were represented in person or by proxy and, therefore, a quorum was present.

	The following matters were submitted to a vote of stockholders at the Annual Meeting:

	Proposal 1 - Election of Directors

	Name	For	Withheld	Broker Non-Votes
	Ronald R. Beegle	43,897,705	8,800,646	14,061,586
	Robert B. Chavez	41,544,172	11,154,179	14,061,586
	Michael J. Cunningham	41,982,466	10,715,885	14,061,586
	Evelyn Dilsaver	43,848,554	8,849,797	14,061,586
	Kenneth B. Gilman	51,008,372	1,689,979	14,061,586
	Janet E. Grove	44,310,604	8,387,747	14,061,586
	John N. Haugh	41,548,547	11,149,804	14,061,586
	Karin Hirtler-Garvey	44,233,946	8,464,405	14,061,586
	John D. Howard	44,274,789	8,423,562	14,061,586
	Thomas P. Johnson	43,931,461	8,766,890	14,061,586
	David B. Vermylen	41,504,643	11,193,708	14,061,586

	Based on the votes set forth above, all director nominees were duly elected.

Proposal 2 - Advisory vote on executive compensation

		For	Against	Abstain	Broker Non-Votes
	Executive Compensation	18,935,388	32,735,133	1,027,830	14,061,586

Based on the votes set forth above, the advisory vote on executive compensation was not approved.

Proposal 3 - Approval of 2014 Omnibus Incentive Plan

		For	Against	Abstain	Broker Non-Votes
	2014 Omnibus Incentive Plan	45,113,094	7,188,667	396,590	14,061,586

Based on the votes set forth above, the 2014 Omnibus Incentive Plan was approved.

Proposal 4 - Ratification of Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015.

		For	Against	Abstain	Broker Non-Votes
	Deloitte & Touche LLP	65,303,486	1,328,326	128,125	—

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2015 was duly ratified.

ITEM 8.01	Other Events.

As previously reported, on November 26, 2013, the Company entered into a Rights Agreement with American Stock Transfer & Trust Company, LLC (the “Rights Agreement”), pursuant to which the Company, among other things, issued one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Rights Plan”). By its terms, the Rights Plan provided that, among other things, the Rights will expire upon the close of business on the earliest to occur of: (i) November 26, 2014, (ii) the date on which the rights are redeemed or exchanged by the Company in accordance with the Rights Agreement and (iii) the date of the Company’s 2014 annual meeting of stockholders if requisite stockholder approval of the Rights Agreement is not obtained at such meeting. The Board determined not to seek stockholder approval of the Rights Plan at the Annual Meeting. Consequently, pursuant to the terms of the Rights Plan, and without any further action, as of the date of the Annual Meeting, the right to exercise the Rights terminated, each Right is null and void and the Rights Plan expired.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits

	Exhibit No.	Description
	3.1	Amended and Restated By-Laws of Aéropostale, Inc.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/ Marc D. Miller
Marc D. Miller
Executive Vice President - Chief Financial Officer

Dated: July 3, 2014